UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 28, 2018

Mansfield-Martin Exploration Mining, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-54770

Nevada	45-0704149
(State of incorporation)	(IRS Employer ID Number)

1137 Highway 80 East, PO Box 1218,Tombstone AZ	86638
(Address of principal executive offices)	(Zip Code)

(520) 457-8404
(Registrant’s telephone number)

Check the appropriate box below if the Form 8!K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a!12 under the Exchange Act (17 CFR 240.14a!12)

[ ]	Pre!commencement communications pursuant to Rule 14d!2(b) under the Exchange Act (17 CFR 240.14d!2(b))

[ ]	Pre!commencement communications pursuant to Rule 13e!4(c) under the Exchange Act (17 CFR 240.13e!4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant.

1. Previous Independent Registered Public Accounting Firm.

On June 27, 2018, the Board of Directors of Mansfield-Martin Exploration Mining, Inc. (MMEM or Company) was notified indirectly through a consultant that the independent registered accounting firm of David S. Friedkin, CPA of River Vale, NJ (Friedkin) would no longer serve as the Company’s auditor.  The auditor’s report of Friedkin on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as to a going concern qualification.  During the fiscal year ended December 31, 2016 and the subsequent interim period through June 27, 2018, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S‑K) with Friedkin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Friedkin’s satisfaction, would have caused Friedkin to make reference to the subject matter thereof in its reports for such fiscal years and interim period, or (ii) “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S‑K.

The Company provided Friedkin with a copy of the disclosures made in this Current Report on Form 8‑K and requested that Friedkin furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein and, if not, stating the respects in which it does not agree.  A copy of the letter furnished by Friedkin is attached as Exhibit 16.1 hereto.

2. New Independent Registered Public Accounting Firm.

The Company is currently conducting a search for a new independent registered accounting firm to conduct the requisite audit of the Company’s financial statements for the year ended December 31, 2017 and the required reviews of our quarterly reports on Form 10-Q, subsequent to that date.  Upon engagement of a successor audit firm, the Company will file a Current Report on Form 8-K to reflect that engagement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from David S. Friedkin, dated June 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Mansfield-Martin Exploration Mining, Inc.

Dated: June 28, 2018	By: /s/ J. T. Bauska
J. T. Bauska
President, Chairman and
Chief Executive Officer

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